Exhibit 10.25

AMENDMENT TO CONSULTING AGREEMENT

THIS AMENDMENT TO CONSULTING AGREEMENT (this “Amendment”), is entered into as of February 13, 2018, by and between The New Home Company Inc., a Delaware corporation (the “Company”) and Wayne Stelmar (“Consultant”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Consulting Agreement (as defined below).

WHEREAS, the Company and Consultant have entered into that certain Consulting Agreement, dated as of February 16, 2017 (the “Consulting Agreement”) which sets forth the terms and conditions of the retention by the Company of Consultant as a consultant of the Company; and

WHEREAS, the Company and Consultant desire to amend the Consulting Agreement to provide for a reduction in consulting hours and services provided by Consultant and an associated decrease in compensation for such services, as well as certain other provisions as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Consultant hereby agree as follows, effective as of the date hereof:

1.Section 2 of the Consulting Agreement is hereby amended and restated in its entirety and replaced with the following:
Term. The original term of this Agreement was for a period commencing as of February 17, 2017 and ending on February 17, 2018 (the “Initial Termination Date”). The term of this Agreement is hereby extended by the parties hereto as of the date hereof until August 17, 2019 (the “New Termination Date”), and shall include any extensions from the New Termination Date pursuant to the following sentences of this Section 2 (the original term of this Agreement and any extensions in accordance with this Section 2, collectively, the “Consulting Period”). If not previously terminated, the Consulting Period may be extended for one additional year on the New Termination Date and on each subsequent anniversary of the New Termination Date, in each case, if mutually consented to by the parties. Notwithstanding the foregoing, either party hereto may terminate the Consulting Period and Consultant’s services hereunder at any time, for any reason or no reason.
2.Section 3(a) of the Consulting Agreement is hereby amended by amending and restating in its entirety the Exhibit A attached to the Consulting Agreement and replacing it with the Exhibit A attached hereto.
3.Section 3(b) of the Consulting Agreement is hereby amended to delete “60” and replace such term with “20”.

4.The first sentence of Section 4(a) of the Consulting Agreement is hereby amended to delete “$16,800” and replace such term with “$6,000”. The first sentence of Section 4(b) is hereby amended to delete the following language: “the Initial Termination Date and (iii)” and replace it with “and”.
5.Effective as of the date hereof, this Amendment shall be and is hereby incorporated in and forms a part of the Consulting Agreement.

6.Except as amended and set forth herein, the Consulting Agreement shall continue in full force and effect.

[Signature Page to Amendment to Stelmar Consulting Agreement]

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto.

THE NEW HOME COMPANY INC.,
a Delaware corporation

By:    /s/ H. Lawrence Webb
Name:    H. Lawrence Webb
Title:    Chief Executive Officer

“CONSULTANT”

/s/ Wayne Stelmar
Wayne Stelmar

[Signature Page to Amendment to Stelmar Consulting Agreement]

EXHIBIT A

CONSULTING SERVICES

1.
Mentoring and Training. Consultant shall, as requested, mentor land acquisition personnel on prudent land acquisition strategy and underwriting practices. Consultant shall participate, as requested, in meetings related to land/project acquisitions.

2.	Participation with Land Sellers, Capital Providers, Others. Consultant shall maintain, as requested, valuable relationships with land sellers, investors, consultants and Company staff.

3.	Joint Ventures. Consultant to participate, as requested, in meetings related to the Company’s joint ventures.

4.	CEO Requests. Consultation and participation with other Company’s matters as reasonably requested by the Company’s Chief Executive Officer.